UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 3, 2008, approximately 27 million shares of Standard Pacific Corp. (the “Company”) common stock were purchased in the Company’s previously announced 50 million share common stock registered rights offering (the “Rights Offering”) for a total subscription price of approximately $83 million. Pursuant to the terms of the Investment Agreement between the Company and MP CA Homes, LLC (“MatlinPatterson”), an affiliate of MatlinPatterson Global Advisers LLC, MatlinPatterson was required to purchase, in the form of junior convertible preferred stock (the “Series B Preferred Stock”), the common stock equivalent of the approximately 23 million remaining shares not purchased in the Rights Offering. On September 3, 2008, MatlinPatterson purchased such shares, as 69,579 shares of Series B Preferred Stock, for $69,579,000.

In issuing the 69,579 shares of Series B Preferred Stock to MatlinPatterson, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance was exempt from registration because it was a private sale made without general solicitation or advertising exclusively to one “accredited investor” as defined in Rule 501 of Regulation D. Each certificate issued for the unregistered securities, or evidence of uncertificated shares, contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. MatlinPatterson has represented to the Company that it has such knowledge and experience in financial and business matters and in investments of the type contemplated by the Investment Agreement that allows it to evaluate the merits and risks of the purchase.

The number of shares of the Company’s common stock into which each share of the Series B Preferred Stock is convertible is determined by dividing $1,000 by the applicable conversion price ($3.05 on the date of issuance, subject to customary anti-dilution adjustments), plus cash in lieu of fractional shares. The Series B Preferred Stock ranks pari passu with the Company’s common Stock and series A preferred stock and junior to all other equity securities of the Company. The Series B Preferred Stock has no liquidation preference over the common stock. The Series B Preferred Stock is convertible at the holder’s option into shares of common stock subject to the holder and its affiliates post-conversion not beneficially owning total voting power of the Company’s voting stock in excess of 49%, and mandatorily converts into common stock upon the sale, transfer or other disposition of Series B Preferred Stock by MatlinPatterson or its affiliates. The Series B Preferred Stock votes together with the common stock on all matters upon which holders of the common stock are entitled to vote. Each share of Series B Preferred Stock is entitled to such number of votes as the number of shares of common stock into which the Series B Preferred Stock is convertible, provided that the votes attributable to such shares with respect to any holder of Series B Preferred Stock cannot exceed more than 49% of the total voting power of the voting stock of the Company. Shares of Series B Preferred Stock are entitled to receive only those dividends declared and paid on the Company’s common stock.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp. (the “Series B Preferred Certificate of Designations”) establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series B Preferred Stock. The description of the Series B Preferred Certificate of Designations is qualified in its entirety by reference to the full text of the Series B Preferred Certificate of Designations, which was attached as Exhibit 3.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On August 28, 2008 the Company issued a press release regarding the results of the Rights Offering. On September 3, 2008 the Company issued a press release regarding settlement of the Rights Offering and completion of the final phase of the MatlinPatterson transaction. These press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 28, 2008.

99.2	Press Release dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008	STANDARD PACIFIC CORP.

	By:	/s/ ANDREW H. PARNES
Andrew H. Parnes
Executive Vice President—Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 28, 2008.

99.2	Press Release dated September 3, 2008.